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                                                                   Exhibit 23.02


                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in the Prospectus constituting part of the amendment to the Registration Statement on Form S-4 (No. 333-59521) of our reports dated February 10, 1997 relating to the consolidated financial statements of Clearview Cinema Group, Inc.; June 4, 1997 relating to the combined financial statements of the United Artists Theatre Circuit, Inc. Theaters at Bronxville, Larchmont, Wayne, New City and Mamaroneck; October 22, 1997 relating to the combined financial statements of the Nelson Ferman Theaters at Parsippany and Roxbury; and December 4, 1997, relating to the combined financial statements of the CJM Theaters at Kin-Mall, Middlebrook, Cedar Grove and Bellevue which appear in such Prospectus.

     We also consent to the reference to us under the headings "Experts" and "Summary Consolidated Financial Data" which appear in such Prospectus. However, it should be noted that Wiss and Company, LLP did not prepare or certify such "Summary Consolidated Financial Data."



                                             WISS & COMPANY, LLP



Woodbridge, New Jersey
October 1, 1998